As Filed with the Securities and Exchange Commission on February 28, 2020
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ZOVIO INC
(Exact name of registrant as specified in its charter)

Delaware	59-3551629
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1811 E. Northrop Blvd. Chandler, AZ	85286
(Address of principal executive offices)	(Zip Code)
Amended and Restated Zovio Inc 2009 Stock Incentive Plan
(Full title of the plans)

Andrew S. Clark
Founder, President and CEO
Zovio Inc
1811 E. Northrop Blvd.
Chandler, AZ 85286
(Name and Address of Agent For Service)

(858) 668-2586
(Telephone number, including area code, of agent for service)
Copy to:
Martin J. Waters, Esq.
Wilson Sonsini Goodrich & Rosati, PC
12235 El Camino Real
San Diego, CA 92130-3002
Telephone: (858) 350-2300
Facsimile: (858) 350-2399
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share: To be issued pursuant to the Amended and Restated Zovio Inc 2009 Stock Incentive Plan	606,531	shares	$2.15	$1,304,041.65	$169.26

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional securities that may from time to time be offered or issued in accordance with the adjustment provisions of the Amended and Restated Zovio Inc 2009 Stock Incentive Plan as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) promulgated under the Securities Act, based upon the average of the high and low prices of the registrant’s common stock as reported on The Nasdaq Stock Market LLC on February 19, 2020.

REGISTRATION OF ADDITIONAL SECURITIES
PURSUANT TO GENERAL INSTRUCTION E
This Registration Statement on Form S-8 (the “Registration Statement”) registers 606,531 additional shares of common stock, par value $0.01 per share, of Zovio Inc (the “Registrant”) that may be issued pursuant to the Amended and Restated Zovio Inc 2009 Stock Incentive Plan, commencing January 1, 2019.
In accordance with General Instruction E to Form S-8, the contents of the previous Registration Statement on Form S-8 (File No. 333-159220) filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on May 13, 2009 are incorporated by reference into this Registration Statement, except as modified or superseded hereby.
PART II
 INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference
The following documents filed by the Registrant with the SEC are hereby incorporated by reference into this Registration Statement:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed on February 20, 2020;

(b)
Definitive proxy statement on Schedule 14A filed on April 19, 2019 (other than information in the definitive proxy statement that is not specifically incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed on March 12, 2019);

(c)
Current Reports on Form 8-K filed on January 7, 2020, February 4, 2020, February 5, 2020, and February 18, 2020, only to the extent that the items therein are specifically stated to be “filed” rather than “furnished” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(d)
The description of the Registrant’s common stock, par value $0.01 per share, contained in the Registration Statement on Form 8-A filed on March 30, 2009, including any subsequent amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to be furnished and not filed under Item 2.02 or Item 7.01 of Form 8-K shall not be deemed to be incorporated by reference into this Registration Statement.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8.    Exhibits.
The accompanying Index to Exhibits is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chandler, State of Arizona, on February 28, 2020.

ZOVIO INC

By:	/s/ ANDREW S. CLARK
Name: Andrew S. Clark
Title: Founder, President and CEO
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

	Name and Signature	Title	Date

	/s/ ANDREW S. CLARK	Founder, President and CEO (Principal Executive Officer)	February 28, 2020
Andrew S. Clark

	/s/ KEVIN ROYAL	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	February 28, 2020
Kevin Royal

	/s/ STEVEN BURKHOLDER	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	February 28, 2020
Steven Burkholder

Directors:
Teresa S. Carroll
Michael P. Cole
Ryan D. Craig
L. Dale Crandall
Michael B. Horn
John J. Kiely
Kirsten M. Marriner
Victor K. Nichols
George P. Pernsteiner

By:	/s/ ANDREW S. CLARK		February 28, 2020
Andrew S. Clark
Attorney-In-Fact

INDEX TO EXHIBITS

Exhibit	Description of Document
4.1
Zovio Inc Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 filed with the SEC on May 9, 2019).

4.2	Third Amended and Restated Bylaws of Zovio Inc (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 2, 2019).
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, PC.
23.1	Consent of Deloitte & Touche LLP, an Independent Registered Public Accounting Firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, PC (included in Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney - Zovio Inc Directors.
99.1	Zovio Inc 2009 Stock Incentive Plan (as amended and restated May 30, 2019).
99.2
Form of Nonstatutory Stock Option Agreement for Executives and Senior Management for the 2009 Stock Incentive Plan (incorporated by reference to Exhibit 99.4 to the Registrant’s Registration Statement on Form S-8 (File No. 333-159220) filed with the SEC on May 13, 2009).

99.3
Form of Incentive Stock Option Agreement for Executives and Senior Management for the 2009 Stock Incentive Plan (incorporated by reference to Exhibit 99.5 to the Registrant’s Registration Statement on Form S-8 (File No. 333-159220) filed with the SEC on May 13, 2009).

99.4
Form of Nonstatutory Stock Option Agreement (effective March 2011) for the 2009 Stock Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed with the SEC on May 3, 2011).

99.5
Form of Restricted Stock Unit Award Agreement (Deferred Settlement) for the 2009 Stock Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 27, 2011).

99.6
Form of Restricted Stock Unit Award Agreement (General) for the 2009 Stock Incentive Plan (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 27, 2011).

99.7
Form of Restricted Stock Unit Award Agreement (Non-Employee Director - Annual Grant) for the 2009 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed with the SEC on May 15, 2013).

99.8
Form of Restricted Stock Unit Award Agreement (General - Employee Annual Grant) for the 2009 Stock Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 16, 2013).

99.9†
Form of Performance Stock Unit Award Agreement for the 2009 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 23, 2014).

99.10
Amendment to Performance Stock Unit Award Agreement for the 2009 Stock Incentive Plan (incorporated by reference to Exhibit 10.16 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on March 10, 2015).

99.11
Amended and Restated 2009 Stock Incentive Plan, dated May 2017 (incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on March 12, 2019).

99.12
2009 Stock Incentive Plan - Form of 2018 MSU Agreement (incorporated by reference to Exhibit 10.16 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on March 12, 2019).

†	Portions of this exhibit have been omitted pursuant to a request for confidential treatment and the non-public information has been filed separately with the SEC.